Exhibit 99.1
CONTACT:
Michael W. Kaplan
Chief Financial Officer
(714) 414-4003
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES FIRST QUARTER OPERATING
RESULTS; ISSUES SECOND QUARTER GUIDANCE
ANAHEIM, CA/May 24, 2011 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN, the “Company”), announced today that net sales for the first quarter of fiscal 2011 ended April 30, 2011 were $186 million, a decrease of 2% from net sales of $190 million for the first quarter of fiscal 2010 ended May 1, 2010. Total Company same-store sales increased 1% during the first quarter of fiscal 2011.
The Company reported a net loss of $31 million, or $(0.48) per share, for the first quarter of fiscal 2011 compared to a net loss of $31 million, or $(0.47) per share, for the first quarter of fiscal 2010. Results for the first quarter of fiscal 2011 reflect the continuing impact of a valuation allowance against the Company’s deferred tax assets. On a comparable non-GAAP basis, using a normalized 36.5% income tax rate, the Company’s non-GAAP net loss for the quarter was $20 million, or $(0.30) per share.
“Getting back to a positive comp is certainly an important step in the turnaround of our business,” said Gary H. Schoenfeld, President and Chief Executive Officer. “As our new team comes together, we have initiated a number of important changes in merchandising, marketing and in-store experience that customers are beginning to respond to.”
Financial Outlook for Second Fiscal Quarter of 2011
The Company’s guidance range for the second quarter of fiscal 2011 contemplates a GAAP net loss per share of $(0.36) to $(0.46) which reflects the continuing impact of maintaining a valuation allowance against deferred tax assets and a low effective tax rate. On a non-GAAP basis, using a normalized effective income tax rate of 36% to 37%, the Company’s guidance range translates to a net loss of $(0.22) to $(0.29) per share for the second quarter of fiscal 2011. The forecasted second quarter GAAP guidance range is based on the following major assumptions:
•	Same-store sales of -3% to +2%;

•	Gross margin rate, including buying, distribution and occupancy, of 19% to 21%;

•	SG&A expenses in the range of $67 million to $69 million; and

•	Minimal income tax expense as the Company no longer records income tax benefits against its operating losses.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

About Pacific Sunwear of California, Inc.
Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of May 24, 2011, the Company operates 827 stores in all 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.
The Company will be hosting a conference call today at 4:30 pm Eastern time to review the results of the first quarter. A telephonic replay of the conference call will be available, beginning approximately two hours following the call, for one week and can be accessed in the United States/Canada at (800) 642-1687 or internationally at (706) 645-9291; passcode: 67094074. For those unable to listen to the live Web broadcast or utilize the call-in replay, an archived version will be available on the Company’s investor relations website through midnight, August 24, 2011.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the statements made by Mr. Schoenfeld in the third paragraph and the statements made under the heading “Financial Outlook for Second Fiscal Quarter of 2011.” In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: increased sourcing and product costs; adverse changes in economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; adverse changes in same-store sales declines; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended January 29, 2011 and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SUMMARY STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	FIRST QUARTER ENDED
	04/30/11	05/01/10
Net sales	$185,754	$190,308
Gross margin	35,490	42,466
SG&A expenses	66,142	73,154

Operating loss	(30,652)	(30,688)
Other expense, net	542	2

Loss before income taxes	(31,194)	(30,690)
Income tax expense	276	338

Net loss	$(31,470)	$(31,028)

Net loss per share:
Basic and Diluted	$(0.48)	$(0.47)

Weighted average shares outstanding:
Basic and Diluted	66,202,568	65,837,928

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	04/30/11	01/29/11	05/01/10
ASSETS
Current assets:
Cash and cash equivalents	$24,705	$63,710	$56,632
Inventories	115,837	95,701	106,622
Prepaid expenses	13,393	11,669	12,148
Other current assets	5,335	4,773	3,482

Total current assets	159,270	175,853	178,884
Property and equipment, net	182,117	193,180	233,226
Other long-term assets	32,002	32,243	29,097

Total assets	$373,389	$401,276	$441,207

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,247	$41,028	$42,885
Other current liabilities	39,337	42,186	36,763

Total current liabilities	88,584	83,214	79,648
Deferred lease incentives	26,538	28,553	36,386
Deferred rent	19,382	19,786	20,974
Mortgage debt	28,962	29,093	—
Other long-term liabilities	26,116	26,296	27,516

Total liabilities	189,582	186,942	164,524
Total shareholders’ equity	183,807	214,334	276,683

Total liabilities and shareholders’ equity	$373,389	$401,276	$441,207

3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(unaudited, in thousands)

	FIRST QUARTER ENDED
	04/30/11	05/01/10
Cash flows from operating activities:
Net loss	$(31,470)	$(31,028)
Depreciation and amortization	11,985	14,029
Asset impairment	2,390	5,467
Non-cash stock based compensation	977	1,171
Loss on disposal of property and equipment	45	55
Changes in operating assets and liabilities:
Inventories	(20,136)	(16,957)
Accounts payable and other current liabilities	5,827	(2,505)
Other assets and liabilities	(4,860)	(2,644)

Net cash used in operating activities	(35,242)	(32,412)

Cash flows from investing activities:
Capital expenditures	(3,860)	(3,960)
Proceeds from insurance settlement	300	—

Net cash used in investing activities	(3,560)	(3,960)

Cash flows from financing activities:
Principal payments under mortgage borrowings	(122)	—
Principal payments under capital leases obligations	(84)	(87)
Proceeds from exercise of stock options	3	—

Net cash used in financing activities	(203)	(87)

Net decrease in cash and cash equivalents	(39,005)	(36,459)
Cash and cash equivalents, beginning of period	63,710	93,091

Cash and cash equivalents, end of period	$24,705	$56,632

PACIFIC SUNWEAR OF CALIFORNIA, INC.
SELECTED STORE OPERATING DATA

	04/30/11	05/01/10
Stores open at beginning of period	852	894
Stores opened during the period	—	2
Stores closed during the period	(25)	(13)

Stores open at end of period	827	883

	04/30/11		05/01/10
		Square		Square
	# of	Footage	# of	Footage
	Stores	(000s)	Stores	(000s)

PacSun stores	705	2,728	758	2,916
PacSun Outlet stores	122	494	125	505

Total stores	827	3,222	883	3,421
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

PACIFIC SUNWEAR OF CALIFORNIA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands except share and per share data)

	FIRST QUARTER ENDED
	04/30/11	05/01/10
GAAP net loss	$(31,470)	$(31,028)
Valuation allowance	11,662	11,509

Non-GAAP net loss	$(19,808)	$(19,519)

GAAP net loss per share	$(0.48)	$(0.47)
Valuation allowance	0.18	0.17

Non-GAAP net loss per share	$(0.30)	$(0.30)

Shares used in calculation	66,202,568	65,837,928

Forward-Looking Earnings GAAP to Non-GAAP Reconciliation:

Guidance for the
second quarter of
fiscal 2011
GAAP net loss per share guidance	$(0.36) - $(0.46)
Income tax benefit, excluding valuation allowance[1]	$0.14 - $0.17

Non-GAAP net loss per share guidance	$(0.22) - $(0.29)

[1]	The Company assumed a 36% to 37% effective income tax rate against pre-tax operating losses which represents the expected effective tax rate for fiscal 2011 exclusive of any impact from valuation allowances.
ABOUT NON-GAAP FINANCIAL MEASURES
The accompanying press release dated May 24, 2011 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share for the first quarter of fiscal 2011 and non-GAAP net loss per share guidance for the second quarter of fiscal 2011. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company has excluded the following item from all of its non-GAAP financial measures:
•	Deferred tax asset valuation allowance charges
The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, individual operating segments or its senior management. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company’s results have underperformed or exceeded expectations.
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000